U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2016

ONCOLOGIX TECH, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	0-15482	86-1006416
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1604 W. Pinhook Rd. #200

Lafayette, LA 70508

(Address of principal executive offices)

(616) 977-9933

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Registrant’s Form 10-K, any Form 10-Q or any Form 8-K of the Registrant or any other written or oral statements made by or on behalf of the Registrant may contain forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the medical device business, and the Company itself. Statements, including without limitation, those related to: future revenue, earnings, margins, growth, cash flows, operating measurements, tax rates and tax benefits; expected economic returns; projected operating results, future strength of the Company; future brand positioning; achievement of the Company vision; future marketing investments; the introduction of new lines or categories of products; future growth or success in specific countries, categories or market sectors; capital resources and market risk are forward-looking statements. In addition, words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of the Registrant’s views as of the date the statement was made. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.01 – Entry into a Material Definitive Agreement

ITEM 5.01 – Changes in Control of Registrant

Update to Series B Convertible Stock Purchase Agreement (SPA). On November 23, 2016, Oncologix Tech, Inc. ( the “Company”) signed Amendment #1 to our series B Convertible Stock Purchase Agreement. This amendment outlines a new funding/investment schedule by Diversified Innovative Marketing Enterprises, Ltd. (“DIMEVC”). The new amendment calls for monthly investments of $200,000 beginning December 20, 2016 and continuing for five (5) months. Following those initial tranches, a $4,000,000 investment is expected to be delivered on May 19, 2017 with the final $5,000,000 tranche to be delivered on June 23, 2017. Should any tranche not be met, this Agreement terminates “For Cause” and the Company reserves the right to seek legal remedy for potential damages.

ITEM 5.02(b) – Departure of Certain Officers, or Departure of Directors for Reasons other than a Disagreement or Removal for Cause

On November 24, 2016, Mr. Roy Wayne Erwin, resigned from the Company’s Board of Directors and has resigned as the Chief Executive Officer. Mr. Erwin will remain with the Company and will serve as President of the Company’s operating subsidiaries and will work in that capacity to focus his efforts to expand our client base and various product lines.

ITEM 5.02 (d) – Appointment of a New Officer or Election of a New Director

On November 24, 2016, the Company appointed Mr. Michael A. Kramarz as Chairman of the Board of Directors and as the Chief Executive Officer. Mr. Harold Halman is appointed as the Chief Operating Officer and appointed to the Company’s Board of Directors. Mr. Kramarz, has been with the Company since 2002 and along with Mr. Halman will continue to work with Mr. Erwin to expand the Company’s foot-print to increase Shareholder value.

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ITEM 8.01 – Other Events

As previously reported, in mid-September 2016, due to the failure of obtaining the funding by DIMEVC, we requested an additional contract extension. A one-month extension to October 26, 2016, was granted for an additional $5,000 extension fee which increased the note balance to $145,000. In October, prior to the due date, the Company again requested an additional extension to December 30, 2016. Lewis Fund requested an additional $15,000 in fees, of which $5,000 repaid the September modification fee, $5,000 represented the November modification fee, and $5,000 was to be added to the outstanding principal balance of $145,000. On November 23, 2016, the company signed the second modification agreement. This agreement extends the due date of the note to December 30, 2016 and calls for payments totaling $15,000 of which $10,000 of these payments are to be paid in various installments by November 30, 2016 with the remaining $5,000 to be paid in weekly installments of $1,000 beginning December 2, 2016. A copy of this modification is included in this 8-K filing. The total principal balance due on December 30, 2016 remains at $145,000 and total interest and modification payments will now total $73,333.32. The effective interest on this note, including interest paid and extension fees added to the principal balance is 62.10% as of December 30, 2016.

ITEM 9.01 – Financial Statements and Exhibits

99.1	Amendment #1 to Series B Convertible Stock Purchase Agreement Dated November 16, 2016

99.2	Convertible Note Modification Dated November 23, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 2, 2016

ONCOLOGIX TECH, INC.

	By:	/s/ Michael A. Kramarz
Michael A. Kramarz, Chief Executive Officer, Chief Financial Officer

	By:	/s/ Harold Halman
Harold Halman, Chief Operating Officer,

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